Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Harvard Illinois Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended

March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donn L. Claussen, President and Chief Executive Officer of the Company, and I, David Dobson, Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that, to the best of our knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 9, 2014	/s/ Donn L. Claussen
Date	Donn L. Claussen
President and Chief Executive Officer

May 9, 2014	/s/ David Dobson
Date	David Dobson
Vice President and Chief Financial Officer